CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of CMG Tactical All Asset Strategy Fund, a series of shares of beneficial interest in Northern Lights Fund Trust.

BBD, LLP

Philadelphia, Pennsylvania

April 22, 2016